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Exhibit 3.22

CERTIFICATE OF INCORPORATION
OF
OPOBOX, INC.

         FIRST.    The name of the corporation is: Opobox, Inc.

         SECOND.    Its registered office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The Resident Agent in charge thereof is The Corporation Trust Company.

         THIRD.    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH.    The amount of the total authorized capital stock of this corporation is: 1,000 shares of Common Stock par value $.01 per share.

         FIFTH.    The name and mailing address of the Incorporator are as follows:

Name:	Sandra A. Smith
Mailing Address:	Morse, Barnes-Brown & Pendleton, P.C. 1601 Trapelo Road Waltham, MA 02154

         SIXTH.    The corporation is to have perpetual existence.

         SEVENTH.    in furtherance of and not in limitation of the powers conferred by the State of Delaware, it is further provided:

        (a)   The Board of Directors of the corporation is expressly authorized to make, alter or repeal the By-Laws of the corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the By-Laws.

        (b)   Election of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

        (c)   The books of the corporation may be kept at such place within or without the State of Delaware as the By-Laws of the corporation may provide or as may be designated from time to time by the Board of Directors of the corporation.

         EIGHTH.    No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Paragraph Eighth shall not eliminate or limit the ability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Paragraph Eighth shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts omissions of such director occurring prior to the effective date of such amendment or repeal.

         NINTH.    The number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote in accordance with the terms of the last sentence of Section 242(b)(2) of the Delaware General Corporation Law and irrespective of the terms contained in the remainder of said Section 242(b)(2).

         TENTH.    The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation of the corporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

        The undersigned, for purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate, and does certify that the facts herein stated are true, and the undersigned has accordingly hereunto set her hand this 9th day of August, 2001.

/s/ SANDRA A. SMITH Sandra A. Smith Incorporator

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  Exhibit 3.22